UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement

Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K.  The disclosure contained in Item 5.02 and the information contained in Exhibit 10.30 attached hereto is hereby incorporated by reference in its entirety into this Item 1.01.

Item 1.02  Termination of a Material Definitive Agreement

Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K. The disclosure contained in Item 5.02 and the information contained in Exhibit 99.1 attached hereto is hereby incorporated by reference in its entirety into this Item 1.02.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New CEO and Resignation of Previous CEO. On January 30, 2012, the Company appointed Berke Bakay as its President and CEO.  Mr. Bakay, who is currently a member of the Board of Directors of the Company, succeeds Michael A. Nahkunst. On January 26, 2012, Mr. Nahkunst, who was President and Chief Executive Officer and member of the Board of Directors, resigned as an officer and as a director of the Company, effective as of January 30, 2012. Mr. Nahkunst is leaving the Company to pursue other interests.

Mr. Bakay has been a director of the Company since October 2009.  Mr. Bakay is the founder and managing member of BBS Capital Management, LP, a partnership that serves as the investment manager to the BBS Capital Fund, LP. BBS Capital Fund, L.P. and its affiliates are the beneficial owners of more than 10% of the Company’s outstanding Common Stock. Prior to forming BBS Capital Management, LP, Mr. Bakay was the co-founder and co-portfolio manager of Patara Capital Management, LP from 2006 to 2007. Prior to co-founding Patara Capital Management, LP, Mr. Bakay worked as an equity analyst at Southwest Securities, a division of SWS Group, where he covered the specialty retail industry. Mr. Bakay has significant experience as a buy-side portfolio manager covering publicly traded restaurant companies. Mr. Bakay currently serves as Chairman of the Board of Directors of Lone Oak Acquisition Corporation and as a non-executive member of the Board of Directors of eDiets.com, Inc.

Employment Agreement With New CEO. On January 30, 2012, the Company entered into an employment agreement with Berke Bakay, currently a director of the Company, in connection with Mr. Bakay succeeding Mr. Nahkunst as President and Chief Executive Officer of the Company effective as of January 30, 2012. The terms of Mr. Bakay’s Employment Agreement (a copy of which is attached hereto as Exhibit 10.30 and is incorporated herein by reference) include the following:

Term: Unless earlier terminated as provided therein, the term of the Employment Agreement is three years.

Annualized Base Salary: The annualized base salary shall be $350,000 which may be increased annually by the Board in its sole discretion.

Bonus Incentives: Mr. Bakay will also be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by the Company and any additional bonuses as determined by the Board in its sole discretion.

Stock Option Grant: Pursuant to a stock option agreement effective as of January 30, 2012, the Company granted Mr. Bakay options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to $6.98, the closing sale price of the common stock on the grant date. The stock option agreement provides for a “cashless exercise” provision. The options vest 25% each year over four years commencing on the one-year anniversary of the grant date. Vested stock options may be exercised by Mr. Bakay during the term of the Employment Agreement and for three months thereafter except as provided therein for situations relating to termination for cause (option terminates), death or disability (vested portion continues to be exercisable for 12 months).

Mr. Bakay’s stock options also accelerate in the event of a termination without cause or with “Good Reason” as described below.  Finally, in the event of a “Change in Control” event (as defined below), all of Mr. Bakay’s unvested stock options will immediately vest and be immediately exercisable.   A “Change in Control” includes (a) merger or sale of substantially all of the assets of the Company and (b) certain transactions where a person or group of persons become the owners of 30% or more of the total combined voting power of the Company’s securities.

Severance Eligibility:  If the Company terminates Mr. Bakay’s employment without cause or if Mr. Bakay terminates his employment for “Good Reason” he shall be entitled to  a) any base salary earned but unpaid as of the date of termination and any other payments pursuant to other benefit plans, including without limitation medical  and dental benefits and unused vacation; b) six months of base salary and a pro-rata portion of any incentive bonus payable for that year (subject to certain conditions such as entering into a general release with the Company); and c) unvested stock options scheduled to vest over a 12 month period following termination shall be vested and remain exercisable except if any such termination occurs during the first 12 month period of the Employment Agreement, unvested stock options scheduled to vest over a 24 month period following termination shall be vested and remain exercisable.

 “Good Reason”  includes (a) any material reduction in the amount or type of compensation paid to Mr. Bakay or material reduction in benefits inconsistent with benefit reductions taken by other members of the Company’s senior management; (b) requiring  Mr. Bakay to be based in any office or location other than facilities within 50 miles of Phoenix, Arizona after Mr. Bakay relocates to the Phoenix area; or (c) any material breach of any contract entered into between Mr. Bakay and the Company or an affiliate of the Company, including the Employment Agreement, which is not remedied by the Company

Item 8.01  Other Events.

On January 30, 2012, we issued a press release announcing, among other things, the resignation of Mr. Nahkunst and the appointment of Mr. Bakay.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

For purposes of an amended Schedule 13D report to be filed with the Commission by Mr. Bakay and his affiliates, the following information has been supplied to such parties. As of January 30, 2012, the Company had 8,883,602 shares of common stock outstanding, net of treasury shares.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.30      Employment Agreement, dated January 30, 2012, between the Company and Berke Bakay.

99.1        Press Release dated January 30, 2012 announcing Mr. Bakay’s appointment as President and Chief Executive Officer and Mr. Nahkunst’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012	KONA GRILL, INC.

	By:	/s/ Berke Bakay
Berke Bakay
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.30 99.1
Employment Agreement, dated January 30, 2012, between the Company and Berke Bakay

Press Release dated January 30, 2012 announcing Mr. Nahkunst’s resignation and Mr. Bakay’s appointment as President and Chief Executive Officer.